EXHIBIT 10.1

FIRST AMENDMENT TO CERTAIN AGREEMENTS

This FIRST AMENDMENT TO CERTAIN AGREEMENTS (the “Amendment”) is dated effective as of the 27th day of June, 2013, by and between PURAMED BIOSCIENCE, INC., a Minnesota corporation (the “Company”), and TCA GLOBAL CREDIT MASTER FUND, LP, a Cayman Islands limited partnership (“TCA”).

RECITALS

WHEREAS, TCA made a loan (the “Loan”) to the Company in the amount of Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00), which Loan is evidenced by that certain convertible promissory note dated as of June 29, 2012, but made effective as of July 10, 2012, made and executed by the Company in favor of TCA in the original principal amount of Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00) (the “Note”); and

WHEREAS, the Company and TCA entered into and executed that certain Committed Equity Facility Agreement dated as of June 29, 2012 (the “CEF”), as well as that certain Registration Rights Agreement dated as of June 29, 2012 (the “Registration Rights Agreement”)(the CEF and the Registration Rights Agreement are sometimes hereinafter referred to as the “CEF Documents”), and pursuant to the CEF Documents, the Company owes to TCA certain funds and other obligations; and

WHEREAS, the Company’s obligations under the Note and the CEF Documents are secured by the following: (i) a Security Agreement dated as of June 29, 2012 (the “Security Agreement”) from the Company in favor of TCA, pursuant to which TCA has a continuing, first-priority, perfected security interest encumbering all of the “Collateral” (as defined in the Security Agreement) of the Company; and (ii) a UCC-1 Financing Statement listing the Company, as debtor, and TCA, as secured party, filed with the State of Minnesota under filing No. 201228914642 (the “UCC”) (the Note, the Security Agreement, the UCC, the CEF Documents, the Amended and Restated Note, this Amendment, and all other documents or instruments previously, now, or hereafter executed in connection with any of the foregoing, and all amendments, extensions, renewals, replacements, and future advances thereof, hereinafter referred to as the “Transaction Documents”); and

WHEREAS, the Company is currently in default of its obligations under the Transaction Documents (the “Existing Default”); and

WHEREAS, the parties desire to provide for the repayment of certain obligations due and owing by the Company to TCA as of the date hereof under the Transaction Documents, by aggregating all of such obligations into a newly issued promissory note in the form attached hereto as Exhibit “A” (the “Amended and Restated Note”), which Amended and Restated Note shall replace, amend and restate the Note in its entirety, and which Amended and Restated Note shall be for a principal amount equal to the aggregate amount of all such obligations, all as more specifically set forth in this Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

1. Recitals.  The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference.

2. Conflicts.  In the event of any conflict or ambiguity by and between the terms and provisions of this Amendment and the terms and provisions of any of the Transaction Documents, the terms and provisions of this Amendment shall control, but only to the extent of any such conflict or ambiguity.

3. Outstanding Balance.  The Company acknowledges that the aggregate amount of certain obligations currently due and owing under the Transaction Documents, as of June 15, 2013, is $368,756.67 (the “Outstanding Balance”).  The Outstanding Balance is comprised of: (i) principal and accrued and unpaid interest under the Note as of June 15, 2013.  The Outstanding Balance shall be deemed and is agreed upon as the outstanding principal balance of the Amended and Restated Note, and the Company acknowledges and agrees that the Outstanding Balance shall accrue interest and otherwise shall be payable in accordance with the terms of the Amended and Restated Note.

4. Representations and Warranties.  The Company hereby confirms and affirms that all representations and warranties made by the Company under any of the Transaction Documents (specifically including under Article IV of the CEF) are true, correct and complete as of the date of the Transaction Documents, and hereby confirms and affirms that, except for the Existing Default, all such representations and warranties remain true, correct and complete as of the date of this Amendment, and by this reference, the Company does hereby re-make each and every one of such representations and warranties herein as of the date of this Amendment, as if each and every one of such representations and warranties was set forth in its entirety in this Amendment, as same may be qualified by revised disclosure schedules attached to this Amendment, if any (if no revised disclosures are attached to this Amendment, then no such revised disclosure schedules shall be deemed to exist or to qualify any of the representations and warranties hereby re-made).

5. Affirmation.  The Company hereby affirms all of its obligations to TCA under all of the Transaction Documents and agrees and affirms as follows: (i) that as of the date hereof, the Company has performed, satisfied and complied in all material respects with all the covenants, agreements and conditions under each of the Transaction Documents to be performed, satisfied or complied with by the Company, except as may relate to the Existing Default; (ii) that the Company shall continue to perform each and every covenant, agreement and condition set forth in each of the Transaction Documents and this Amendment, and continue to be bound by each and all of the terms and provisions thereof and hereof; (iii) that as of the date hereof, no default or Event of Default has occurred or is continuing under any of the Transaction Documents, and no event has occurred that, with the passage of time, the giving of notice, or both, would constitute a default or an Event of Default under any of the Transaction Documents, except as may relate to the Existing Default; and (iv) that as of the date hereof, no event, fact, or other set of circumstances has occurred which could reasonably be expected to have a material adverse effect on the Company’s business, operations or prospects, the prospect for TCA to fully and punctually realize the full benefits conferred upon TCA by the Transaction Documents, or the prospect of repayment of all obligations of the Company due and owing to TCA, except as may relate to the Existing Default.

6. Ratification.  The Company hereby acknowledges, represents, warrants and confirms to TCA that: (i) each of the Transaction Documents executed by the Company are valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms; (ii) all obligations of the Company under all the Transaction Documents are, shall be and continue to be secured by and under the Security Agreement, the UCC, and all other Transaction Documents; (iii) there are no defenses, setoffs, counterclaims, cross-actions or equities in favor of the Company to or against the enforcement of any of the Transaction Documents, and to the extent the Company has any defenses, setoffs, counterclaims, cross-actions or equities against TCA and/or against the enforceability of any of the Transaction Documents, the Company acknowledges and agrees that same are hereby fully and unconditionally waived by the Company; and (iv) no oral representations, statements, or inducements have been made by TCA or any agents or representatives of TCA with respect to any of the Transaction Documents.

7. Additional Confirmations.  The Company hereby represents, warrants and covenants that TCA’s security interests in all of the “Collateral” (as such term is defined in the Security Agreement) are and remain valid, perfected, first-priority security interests in such Collateral, and the Company has not granted any other liens, security interests, or other encumbrances of any nature or kind in favor of any other “Person” (as defined in the Note) affecting any of such Collateral.

8. TCA’s Conduct.  As of the date of this Amendment, the Company hereby acknowledges and admits that: (i) TCA has acted in good faith and has fulfilled and fully performed all of its obligations under or in connection with any of the Transaction Documents; and (ii) that there are no other promises, obligations, understandings or agreements with respect to the Transaction Documents, except as expressly set forth herein and the other Transaction Documents.

9. Redefined Terms.  The term “SEC Documents,” as defined in the CEF, shall be deemed to refer to and include all filings made by the Company with the SEC between the date of the CEF and the date of this Amendment.

10. Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties to TCA:

(a) Authority and Approval of Agreement; Binding Effect.  The execution and delivery by the Company of this Amendment, and the documents executed and delivered in connection herewith, and the performance by Company of all of its obligations hereunder and thereunder, have been duly and validly authorized and approved by the Company and its boards of directors pursuant to all applicable laws, and other than the corporate action or resolutions delivered by the Company in connection with this Amendment, no other corporate action or consent on the part of the Company, its board of directors, stockholders or any other Person is necessary or required by the Company to execute this Amendment, and the documents executed and delivered in connection herewith and therewith, to consummate the transactions contemplated herein and therein, or perform all of the Company’s obligations hereunder and thereunder.  This Amendment, and each of the documents executed and delivered in connection herewith and therewith, have been duly and validly executed by the Company (and the officer executing this Amendment and all such other documents is duly authorized to act and execute same on behalf of the Company) and constitute the valid and legally binding agreements of the Company, enforceable against the Company in accordance with their respective terms.

11. Indemnification.  The Company hereby indemnifies and holds the “Investor Indemnitees” (as defined in the CEF), and each of them, harmless from and against any and all “Indemnified Liabilities” (as defined in the CEF) payable by any of the Investor Indemnitees to any Person, including reasonable attorneys’ and paralegals’ fees and expenses, court costs, settlement amounts, costs of investigation and interest thereon from the time such amounts are due at the highest non-usurious rate of interest permitted by applicable law, through all negotiations, mediations, arbitrations, trial and appellate levels, as a result of, or arising out of, or relating to any matters relating to this Amendment or any other Transaction Documents.

12. Release.  As a material inducement for TCA to enter into this Amendment, the Company does hereby release, waive, discharge, covenants not to sue, acquits, satisfies and forever discharges each of the Investor Indemnitees and their respective successors and assigns, from any and all Indemnified Liabilities or any “Claims” (as defined in the CEF) whatsoever in law or in equity which the Company ever had, now has, or which any successor or assign of the Company hereafter can, shall or may have against any of the Investor Indemnitees, for, upon or by reason of any matter, cause or thing whatsoever related to the this Amendment or any other Transaction Documents, through the date hereof.  The Company further expressly agrees that the foregoing release and waiver agreement is intended to be as broad and inclusive as permitted by the laws of the jurisdiction governing the Transaction Documents. In addition to, and without limiting the generality of foregoing, the Company further covenants with and warrants unto TCA and each of the other Investor Indemnitees, that there exist no claims, counterclaims, defenses, objections, offsets or other Claims against TCA or any other Investor Indemnitees, or the obligation of the Company to comply with the terms and provisions of the Transaction Documents.

13. Effect on Agreement and Transaction Documents.  Except as expressly amended by this Amendment, all of the terms and provisions of the Transaction Documents shall remain and continue in full force and effect after the execution of this Amendment, are hereby ratified and confirmed, and incorporated herein by this reference.

14. Waiver of Existing Default.  Upon execution of this Amendment and all other documents required or requested by TCA in connection herewith by the Company, and payment by the Company of all fees required to be paid hereunder and thereunder, the Existing Default shall be deemed waived by TCA, provided, however, this waiver shall only apply to the Existing Default, and this Amendment shall not be deemed or construed in any manner as a waiver by TCA of any future Claims, defaults, “Events of Default,” (as such term may be used or defined in any of the Transaction Documents), breaches or misrepresentations by the Company under any Transaction Documents, or any of TCA’s rights or remedies in connection therewith, which may occur after the date hereof.

15. Execution.  This Amendment may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Amendment, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

16. Intentionally Left Blank.

17. Amendments to the CEF.  The Company and TCA hereby agree that the CEF is hereby amended as follows (any capitalized terms used in this Section 17 shall have the meanings ascribed to such terms as set forth in the CEF):

(a) Additional Definitions.  The following defined terms under the CEF are hereby modified, added, or deleted, as applicable, to Article I of the CEF:

(i) “Advance Notice Date” shall mean each date the Company delivers (in accordance with Section 2.1 of the Agreement) to the Investor an Advance Notice requiring the Investor to advance funds to the Company, subject to the terms of this Agreement.

(ii) “Clearing Date” shall mean the date on which the Estimated Advance Shares have been deposited into the Investor’s brokerage account and the Investor’s broker has confirmed with the Investor that such Estimated Advance Shares have cleared into Investor’s brokerage account and the Investor may execute trades of such Estimated Advance Shares.

(iii) “Market Price” shall mean, with respect to each Advance Notice, the VWAP of the Common Stock on the applicable Advance Notice Date.

(iv) “Purchase Price” shall mean, with respect to each Advance Notice, ninety-five percent (95%) of the net aggregate sales proceeds received by Investor from the sale of Estimated Advance Shares during an applicable Selling Period, less any fees, including the Advance Fee, which may be due and payable to Investor in connection with each Advance Notice.

(v) “Selling Period” shall mean the five (5) consecutive Trading Days immediately following the Clearing Date associated with the applicable Advance Notice.

(vi) “Shares” shall mean the shares of Common Stock to be issued from time to time hereunder pursuant to Advances, and shall include any Estimated Advance Shares issued and delivered under this Agreement from time to time.

(vii) The term “Advance Settlement Date” is hereby deleted in its entirety.  If such term is used in any other portion of the Agreement, such term is hereby replaced with the term “Closing Date” as defined below.

(viii) The term “Pricing Period” is hereby deleted in its entirety.

(b) Amendment to Mechanics for Advances.  Article II of the Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

“2.1           Advances; Mechanics. Subject to the terms and conditions of this Agreement (including, without limitation, the conditions of Article VII hereof), the Company, at its sole and exclusive option, may issue and sell to the Investor, and the Investor shall purchase from the Company, shares of Common Stock on the following terms:

(a)           Advance Notice.  At any time during the Commitment Period, the Company may require the Investor to purchase shares of Common Stock by delivering an Advance Notice to the Investor, subject to the conditions set forth in Article VII; provided, however, that: (i) the amount for each Advance as designated by the Company in the applicable Advance Notice shall not be more than the Maximum Advance Amount; (ii) the aggregate amount of the Advances pursuant to this Agreement shall not exceed the Commitment Amount; (iii) in no event shall the number of Shares issuable to the Investor pursuant to an Advance cause the aggregate number of Shares beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act) by the Investor and its Affiliates to exceed 4.99% of the then outstanding Common Stock (the “Ownership Limitation”); (iv) if the Common Stock is listed or quoted on The Nasdaq Stock Market or any other U.S. national securities exchange during the Commitment Period, in no event shall the number of shares of Common Stock issuable to the Investor pursuant to an Advance Notice cause the aggregate number of shares of Common Stock that would be issued pursuant to this Agreement, together with all shares of Common Stock issued pursuant to any transactions that may be aggregated with the transactions contemplated by this Agreement under applicable rules of The Nasdaq Stock Market or any other Principal Market on which the Common Stock may be listed or quoted, to exceed the Exchange Cap; and (v) in no event shall the aggregate offering price or number of Shares, as the case may be, exceed the aggregate offering price or number of Shares, as the case may be, available for issuance under the Registration Statement (the “Registration Limitation”).  In connection with each Advance Notice delivered by the Company, if any portion of the applicable Advance, or the Shares issuable to Investor pursuant to such Advance, would result in any of the limitations set forth in this Section 2.1(a) to be exceeded, such portion of such Advance shall be void ab initio and automatically be deemed to be withdrawn by the Company with no further action required by the Company or the Investor, and the amount of proceeds ultimately due to the Company under such Advance shall be reduced accordingly.  Upon the written or oral request of the Investor, the Company shall confirm orally or in writing to the Investor, within two (2) Trading Days of such request, the number of shares of Common Stock then issued and outstanding, or any other information the Investor may request, so that the Investor may properly analyze and make the determinations required to insure that none of the limitations set forth in this Section 2.1(a) shall ever be exceeded.

(b)           Date of Delivery of Advance Notice.  Advance Notices shall be delivered in accordance with the instructions set forth on the bottom of Exhibit “A”.  An Advance Notice shall be deemed delivered on: (i) the Trading Day it is received by the Investor, if such Advance Notice is received prior to 5:00 pm, Eastern Time; or (ii) the immediately succeeding Trading Day if such Advance Notice is received by Investor after 5:00 pm, Eastern Time, on a Trading Day or at any time on a day which is not a Trading Day.  No Advance Notice may be deemed delivered on a day that is not a Trading Day, or if positive receipt of such Advance Notice is not acknowledged by the Investor.  Unless the parties agree in writing otherwise, there shall be a minimum of five (5) Trading Days between a Closing Date and a subsequent Advance Notice Date.  Delivery of an Advance Notice by the Company shall be deemed a representation and confirmation from the Company for the benefit of Investor that: (x) the Company has obtained all permits and qualifications, if any, required for the issuance and transfer of the Shares applicable to such Advance, or shall have the availability of exemptions therefrom; (y) the sale and issuance of such Shares shall be legally permitted by all laws and regulations to which the Company is subject; and (z) all conditions to an Advance under Article VII have been fully satisfied in all material respects as of each Condition Satisfaction Date.

(c)           Delivery of Estimated Advance Shares. On an Advance Notice Date, the Company shall deliver to the Investor’s brokerage account (pursuant to instructions provided by the Investor) a number of Shares equal to: (x) the dollar amount of the Advance indicated in the applicable Advance Notice (the numerator); divided by (y) the Market Price (the denominator); multiplied by (z) two hundred percent (200%) (the “Estimated Advance Shares”). In lieu of delivering physical certificates representing the Estimated Advance Shares issuable in accordance with this Section 2.1(c), and provided that the Company’s transfer agent is then participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Investor, the Company shall cause the Company’s transfer agent to electronically transmit the applicable Estimated Advance Shares by crediting the account of the Investor’s prime broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system, and provide proof satisfactory to the Investor of such delivery.  No fractional shares shall be issued, and any fractional amounts shall be rounded to the next highest whole number of Shares.  Any certificates evidencing Shares delivered pursuant hereto shall be free of restrictive legends.  The Company acknowledges that a Closing may be delayed if Estimated Advance Shares are sent via physical delivery in certificate form.  The Company understands that if for any reason shares of its Common Stock are not able to be delivered electronically, then significant transaction delays may occur, impacting the ability of transfer agents, brokers, counterparties and intermediaries to deliver and clear shares promptly. This may ultimately delay any applicable Advance Notice Date, Clearing Date, and Closing Date related to an Advance Notice. Furthermore, the Company understands that additional costs may be associated with the delivery of shares of its Common Stock when issued and/or delivered in certificate form and acknowledges that any related reasonable fees will be borne by the Company in full. Upon request, the Investor shall deliver to the Company such evidence of any of said reasonable fees as may be requested by the Company.  The Company shall pay any reasonable payments incurred under this Section in immediately available funds upon demand.  On the Trading Day immediately following the Clearing Date applicable to the then applicable Advance Notice, the Investor shall acknowledge consideration by allocating funds in the Investor’s brokerage account in an amount equal to the par value of the Estimated Advance Shares (“Par Value Payment”), which Par Value Payment shall be held in the Investor’s brokerage account for the duration of the Selling Period and adjusted at the Closing as hereinafter set forth. Under no circumstances shall the Par Value Payment exceed the amount of the Advance specified in the Advance Notice and no Advance Notice shall be delivered to the Investor if the Company’s Common Stock is trading at or below its par value. The Company acknowledges and agrees that, notwithstanding anything contained in this Agreement to the contrary, the Investor may sell Shares of the Company’s Common Stock relating to a particular Advance Notice, including, without limitation, all of the Estimated Advance Shares in the Investor’s brokerage account on the Clearing Date with respect to such Advance Notice, at any time after the Advance Notice is received by the Investor. If the amount of Estimated Advance Shares due to be delivered to the Investor pursuant to a particular Advance Notice would result in the Investor exceeding the Ownership Limitation, then the amount of the Advance requested in the Advance Notice shall be automatically reduced and the Estimated Advance Shares shall be automatically reduced to an amount that would allow for delivery by the Company to Investor of Estimated Advance Shares for the full two hundred percent (200%) contemplated hereby, without exceeding the Ownership Limitation (such new Share amount, if applicable, shall replace the amount of “Estimated Advance Shares” determined above).

(d)           Exchange Cap.  If the Common Stock is listed or quoted on The Nasdaq Stock Market or any other U.S. national securities exchange during the Commitment Period, the Company shall not issue or sell any shares of Common Stock pursuant to this Agreement, and the Investor shall not purchase or acquire any shares of Common Stock pursuant to this Agreement, to the extent that after giving effect thereto, the aggregate number of all shares of Common Stock that would be issued pursuant to this Agreement, together with all shares of Common Stock issued pursuant to any transactions that may be aggregated with the transactions contemplated by this Agreement under applicable rules of The Nasdaq Stock Market or any other Principal Market on which the Common Stock may be listed or quoted, would exceed the maximum number of shares of Common Stock that the Company may issue pursuant to this Agreement and the transactions contemplated hereby without: (i) breaching the Company’s obligations under the applicable rules of The Nasdaq Stock Market or any other Principal Market on which the Common Stock may be listed or quoted; or (ii) obtaining stockholder approval under the applicable rules of The Nasdaq Stock Market or any other Principal Market on which the Common Stock may be listed or quoted (the “Exchange Cap”).  In such a circumstance, any portion of the applicable Advance, or the Shares issuable to Investor pursuant to such Advance, that would exceed the Exchange Cap to be exceeded shall be void ab initio and automatically be deemed to be withdrawn by the Company with no further action required by the Company or the Investor, unless and until the Company elects to solicit stockholder approval of the transactions contemplated by this Agreement and the stockholders of the Company have in fact approved the transactions contemplated by this Agreement in accordance with the applicable rules and regulations of The Nasdaq Stock Market, any other Principal Market on which the Common Stock may be listed or quoted, and the Certificate of Incorporation and Bylaws of the Company.

2.2           Closings.  The Closing of a request for an Advance shall occur the “Closing Date” (as hereinafter defined).  Each Closing shall take place on a Closing Date in accordance with the procedures set forth below.  In connection with each Closing, the Company and the Investor shall fulfill each of its obligations as set forth below:

(a)           Settlement Document and Delivery of Share Proceeds.  Subject to the terms and conditions of this Agreement, the Investor shall promptly notify the Company in writing (which notification may be by e-mail) of the occurrence of the Clearing Date associated with an Advance Notice. The Selling Period with respect to such Advance Notice shall begin on the first (1st) Trading Day immediately following the applicable Clearing Date. During the Selling Period, the Investor shall use its good faith efforts to sell Estimated Advance Shares in an amount that would generate net sales proceeds of up to the Advance amount requested in the applicable Advance Notice, subject to then existing market circumstances and conditions and volume limitations resulting therefrom.  The Company acknowledges and agrees that the Investor shall have no liability of any nature or kind in connection with the number of Estimated Advance Shares sold or which Investor elects to sell or may be able to sell during the Selling Period.  In no event shall Investor sell Estimated Advance Shares during an applicable Selling Period which generate net sales proceeds in excess of the Advance amount requested in the applicable Advance Notice.  At the end of the Selling Period for any applicable Advance Notice and upon the completion of the settlement of all trades that occurred during the applicable Selling Period, the Investor shall deliver to the Company a written document (each a “Settlement Document”) setting forth: (i) the number of Estimated Advance Shares originally delivered to the Investor or the Investor’s brokerage account under the applicable Advance Notice; (ii) the aggregate number of such Estimated Advance Shares sold during the Selling Period (as supported by a reconciliation and/or brokerage account statement) applicable to such Advance Notice; and (iii) the net sales proceeds received by Investor from the sale of such Estimated Advance Shares sold during the Selling Period applicable to such Advance Notice.  The Settlement Document shall be in the form attached hereto as Exhibit “B”.  Within one (1) Trading Day after delivery of the Settlement Document for an applicable Advance Notice (each, a “Closing Date”), the Investor shall transfer and deliver to the Company, by wire transfer of immediately available funds to an account designated in writing by the Company: (y) the Purchase Price for the applicable Advance Notice; less (z) any Par Value Payment previously made to the Company.  In the event that the Investor is no longer able, due to time constraints beyond its control, to perform a wire on any particular Trading Day, then the wire will be promptly executed on the next following Trading Day.  To the extent the Purchase Price for any applicable Advance Notice is less than the amount of the Advance requested by the Company for such applicable Advance Notice, such applicable Advance Notice shall be automatically deemed to be modified and revised as of each Closing Date to an Advance amount equal to the Purchase Price.

(b)           Excess Estimated Advance Shares.  If the number of Estimated Advance Shares initially delivered to the Investor for an applicable Advance Notice pursuant to Section 2.1(c) is greater than the aggregate number of Shares sold by the Investor for such applicable Advance Notice, then the Investor shall deliver to the Company any excess Estimated Advance Shares associated with such requested Advance, unless the parties mutually agree for the Investor to retain such excess Estimated Advance Shares to apply to the next requested Advance.  Any excess Estimated Advance Shares retained by the Investor pursuant to the immediately preceding sentence shall only be applied by Investor to the next requested Advance, if any, and shall not be sold by the Investor for any other purpose.

(c)           Additional Documents.  On or prior to each Closing Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

(d)           Outstanding Fees or Payments.  To the extent the Company has not paid any fees, expenses, or other amounts due to the Investor in accordance with this Agreement, then the amount of such fees, expenses, or other amounts due may be withheld by the Investor from the Purchase Price applicable to any Advance Notice and used to pay for any such fees, expenses or other amounts due. If in the event that on a Closing Date the amount of the requested Advance has been reduced to a dollar amount that does not exceed the initial Par Value Payment made by the Investor, then that difference, up to the full Par Value Payment, will be required to be returned and paid by the Company to the Investor on the next following Trading Day via wire transfer, if applicable.  If there are any fees, expenses, costs, or other amounts (including any portion of the Par Value Payment per the immediately preceding sentence) which are due by the Company to Investor in accordance with this Agreement, no subsequent Advance Notice(s) may be deemed delivered and the Investor has no obligation to accept subsequent Advance Notice(s) if any such fees, expenses, costs, or other amounts (including any portion of the Par Value Payment per the immediately preceding sentence) are then outstanding and due to the Investor in accordance with this Agreement.  Notwithstanding anything contained herein to the contrary, without the express written consent of the Company (which consent may have been provided by the Company prior to the date hereof), the Investor shall not withhold from the Purchase Price applicable to any Advance Notice any fees, expenses, interest, principal or any other amount whatsoever which may be otherwise owed to the Investor by the Company pursuant to any other agreement.  The Investor hereby acknowledges and agrees that the existence of any outstanding obligations owed under any other agreement are entirely separate and distinct from the obligations owed under the Agreement and the Registration Rights Agreement.”

18. Fees and Expenses.

(a) Facility Fee Shares under CEF.  The Company acknowledges that under the terms of the CEF Documents, the Company issued certain “Facility Fee Shares” (as defined in the CEF) to TCA, which Facility Fee Shares are intended to be monetized into $115,000.00 (such sum referred to in the CEF as the “Share Value”.  In that regard, the parties hereby agree that in the event TCA has not realized net proceeds from the sale of Facility Fee Shares equal to at least the Share Value by the “Maturity Date” (as defined in the Amended and Restated Note), then the Company shall, without any further notice or demand from TCA, redeem all Facility Fee Shares then in TCA’s possession for immediately available U.S. dollars equal to the Share Value, less any net proceeds received by TCA from any previous sales of Facility Fee Shares, if any, payable by wire transfer (to an account designated by TCA) on or prior to such Maturity Date.  The Company recognizes and agrees that the terms and provisions of Sections 18(c), 18(e) and 19 below shall be applicable to the Facility Fee Shares with the same force and effect as such provisions are applicable to the Amendment Fee Shares or any other shares of the Company’s Common Stock received by the TCA from time to time.

(b) Fees for Amendment.  In consideration of TCA’s agreement to enter into this Amendment, the Company shall pay to TCA a fee equal to $75,000.00 (the “Amendment Fee”).  The Amendment Fee shall be initially paid by the issuance to TCA of restricted shares of the Company’s Common Stock (the “Amendment Fee Shares”) in accordance with the terms and provisions of this Section.  For purposes of determining the number of shares issuable to TCA under this Section 18(b), the Company’s Common Stock shall be valued at the average of the volume weighted average price for the Common Stock for the five (5) Business Days immediately prior to the date the Company executes this Amendment (the “Valuation Date”), as reported by Bloomberg or such other reporting service acceptable to TCA (the “VWAP”).  TCA shall confirm to the Company in writing, the VWAP for the Common Stock as of the Valuation Date, and the Company shall issue to TCA, simultaneously with the execution of this Amendment (the “Effective Date”), a number of Amendment Fee Shares equal to two hundred percent (200%) of the Amendment Fee, based on such VWAP as of the Valuation Date.  On the Effective Date, the Company shall instruct its transfer agent (the “Transfer Agent”) to issue certificates representing the Amendment Fee Shares issuable to TCA or its nominee hereunder, and shall cause its Transfer Agent to deliver such certificates to TCA or its nominee within seven (7) Business Days from the Effective Date.  In the event such certificates representing the Amendment Fee Shares issuable hereunder shall not be delivered to the TCA within said seven (7) Business Day period, same shall be an immediate default under this Amendment and the other Transaction Documents.  The Amendment Fee Shares, when issued, shall be deemed to be validly issued, fully paid, and non-assessable shares of the Company’s Common Stock. The Amendment Fee Shares shall be deemed fully earned as of the Effective Date.

(c) Adjustments.  It is the intention of the Company and TCA that TCA shall be able to sell the Amendment Fee Shares and generate net proceeds (net of all brokerage commissions and other fees or charges payable by TCA in connection with the sale thereof) from such sale equal to the Amendment Fee.  In this regard, TCA shall have the right to sell the Amendment Fee Shares at any time in accordance with applicable securities laws.  Upon: (A) the sale of all Amendment Fee Shares; (B) TCA receiving net proceeds from the sale of Amendment Fee Shares equal to the Amendment Fee; or (C) at any time TCA may elect, TCA shall deliver to the Company a reconciliation statement showing the net proceeds actually received by TCA from the sale of the Amendment Fee Shares (the “Sale Reconciliation”).  If, as of the date of the delivery by TCA of the Sale Reconciliation, TCA has not realized and received net proceeds from the sale of the Amendment Fee Shares equal to at least the Amendment Fee, as shown on the Sale Reconciliation, then the Company shall immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock to TCA in an amount sufficient such that, when sold and the net proceeds thereof are added to the net proceeds from the sale of any of the previously issued and sold Amendment Fee Shares, TCA shall have received total net funds equal to the Amendment Fee.  If additional shares of Common Stock are issued pursuant to the immediately preceding sentence, and after the sale of such additional issued shares of Common Stock, TCA still has not received net proceeds equal to at least the Amendment Fee, then the Company shall again be required to immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock to TCA as contemplated above, and such additional issuances shall continue until TCA has received net proceeds from the sale of such Common Stock equal to the Amendment Fee.  In the event TCA receives net proceeds from the sale of Amendment Fee Shares equal to the Amendment Fee before TCA has sold all Amendment Fee Shares issued to TCA hereunder, then TCA shall return all such remaining Amendment Fee Shares to the Company.  In the event additional Common Stock is required to be issued as outlined above, the Company shall instruct its Transfer Agent to issue certificates representing such additional shares of Common Stock to TCA or its nominee immediately subsequent to the TCA’s notification to the Company that additional shares of Common Stock are issuable hereunder, and the Company shall in any event cause its Transfer Agent to deliver such certificates to TCA or its nominee within seven (7) Business Days following the date TCA notifies the Company that additional shares of Common Stock are to be issued hereunder.  In the event such certificates representing such additional shares of Common Stock issuable hereunder shall not be delivered to TCA within said seven (7) Business Day period, same shall be an immediate default under this Amendment and the Transaction Documents.  Notwithstanding anything contained in this Section 18(b) to the contrary, at any time on or prior to the Maturity Date of the Amended and Restated Note, the Company shall have the right, at any time during such period, to redeem any Amendment Fee Shares then in TCA’s possession for an amount payable by the Company to TCA in immediately available U.S. dollars equal to the Amendment Fee, less any net proceeds received by TCA from any previous sales of Amendment Fee Shares.  Upon TCA’s receipt of such cash payment in accordance with the immediately preceding sentence, TCA shall return any then remaining Amendment Fee Shares in its possession back to the Company.

(d) Mandatory Redemption.  Notwithstanding anything contained in this Amendment to the contrary, in the event TCA has not realized net proceeds from the sale of Amendment Fee Shares equal to at least the Amendment Fee by a date that is twelve (12) months from the Effective Date, then at any time thereafter, TCA shall have the right, upon written notice to the Company, to require that the Company redeem all Amendment Fee Shares then in TCA’s possession for immediately available U.S. dollars equal to the Amendment Fee, less any net proceeds received by TCA from any previous sales of Amendment Fee Shares, if any.  In the event such redemption notice is given by TCA, the Company shall redeem the then remaining Amendment Fee Shares in TCA’s possession for an amount of immediately available U.S. dollars equal to the Amendment Fee, less any net proceeds received by TCA from any previous sales of Amendment Fee Shares, if any, payable by wire transfer to an account designated by TCA within five (5) Business Days from the date TCA delivers such redemption notice to the Company.

(e) Surviving Obligations. The Company agrees and acknowledges that notwithstanding the payment in full of all of the Company’s obligations under the Amended and Restated Note, the Company’s obligations and liability under the Transaction Documents, and TCA’s liens and security interests on all Collateral (as such term is used and defined in the Security Agreement) or under any of the other Transaction Documents, shall survive, shall remain valid and effective and shall not be released or terminated, until the Company has fully complied with all of its obligations with respect to payment of the Amendment Fee, and TCA has generated and received net proceeds from the sale of the Amendment Fee Shares (or otherwise received equivalent payment thereof in cash as permitted hereunder) equal to the Amendment Fee.

(f) Document Review and Legal Fees.  Simultaneously with the execution by the Company of this Amendment, the Company shall pay to TCA or its counsel a legal fee equal to Four Thousand Five Hundred and No/100 Dollars ($4,500.00) for the preparation, negotiation and execution of this Amendment and all other documents in connection herewith, together with costs of $550.00 associated with this transaction, which fees and costs shall be due and payable upon execution of this Amendment by wire transfer to an account designated by TCA or its counsel.

19. Matters with Respect to Common Stock.

(a) Issuance of Conversion Shares.  The parties hereto acknowledge that pursuant to the terms of the Amendment and Restated Note, TCA has the right, at its discretion, to convert amounts due under the Amended and Restated Note into Common Stock in accordance with the terms of the Amended and Restated Note.  In the event, for any reason, the Company fails to issue, or cause the Transfer Agent to issue, any portion of the Common Stock issuable upon conversion of the Amended and Restated Note (the “Conversion Shares”) to TCA in connection with the exercise by TCA of any of its conversion rights under the Amended and Restated Note, then the parties hereto acknowledge that TCA shall irrevocably be entitled to deliver to the Transfer Agent, on behalf of itself and the Company, a “Conversion Notice” (as defined in the Amended and Restated Note) requesting the issuance of the Conversion Shares then issuable in accordance with the terms of the Amended and Restated Note, and the Transfer Agent, provided they are the acting transfer agent for the Company at the time, shall, and the Company hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Company, issue the Conversion Shares applicable to the Conversion Notice then being exercised, and surrender to a nationally recognized overnight courier for delivery to TCA at the address specified in the Conversion Notice, a certificate of the Common Stock of the Company, registered in the name of TCA or its nominee, for the number of Conversion Shares to which TCA shall be then entitled under the Amended and Restated Note, as set forth in the Conversion Notice.

(b) Issuance of Additional Common Stock Under Section 18.  The parties hereto acknowledge that pursuant to Sections 18(a) and 18(b) above, the Company has agreed to issue, simultaneously with the execution of this Amendment and possibly in the future, certain shares of the Company’s Common Stock in accordance with the terms of Section 18(a) and 18(b) above.  In the event, for any reason, the Company fails to issue, or cause its Transfer Agent to issue, any portion of the Common Stock issuable to TCA under Sections 18(a) and 18(b), either now or in the future, then the parties hereto acknowledge that TCA shall irrevocably be entitled to deliver to the Transfer Agent, on behalf of itself and the Company, a written instruction requesting the issuance of the shares of Common Stock then issuable in accordance with Sections 18(a) and 18(b) above, and the Transfer Agent, provided they are the acting transfer agent for the Company at the time, shall, and the Company hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Company, issue such shares of the Company’s Common Stock as directed by TCA, and surrender to a nationally recognized overnight courier for delivery to TCA at the address specified in the TCA’s notice, a certificate of the Common Stock of the Company, registered in the name of TCA or its nominee, for the number of shares of Common Stock issuable to TCA in accordance with Sections 18(a) and 18(b).

(c) Removal of Restrictive Legends.  In the event that TCA has any shares of the Company’s Common Stock bearing any restrictive legends, and TCA, through its counsel or other representatives, submits to the Transfer Agent any such shares for the removal of the restrictive legends thereon, whether in connection with a sale of such shares pursuant to any exemption to the registration requirements under the Securities Act of 1933, as amended, or the laws or rules of any governmental authority, or otherwise, and the Company and or its counsel refuses or fails for any reason to render an opinion of counsel or any other documents, certificates or instructions required for the removal of the restrictive legends, then: (A) to the extent such legends could be lawfully removed under applicable laws, the Company’s failure to provide the required opinion of counsel or any other documents, certificates or instructions required for the removal of the restrictive legends shall be an immediate event of default under this Amendment and all other Transaction Documents; and (B) the Company hereby agrees and acknowledges that TCA is hereby irrevocably and expressly authorized to have counsel to TCA render any and all opinions and other certificates or instruments which may be required for purposes of removing such restrictive legends, and the Company hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Company, issue any such shares without restrictive legends as instructed by TCA, and surrender to a common carrier for overnight delivery to the address as specified by TCA, certificates, registered in the name of TCA or its nominee, representing the shares of Common Stock to which TCA is entitled, without any restrictive legends and otherwise freely transferable on the books and records of the Company.

(d) Authorized Agent of the Company.  The Company hereby irrevocably appoints TCA and its counsel and its representatives, each as the Company’s duly authorized agent and attorney-in-fact for the Company for the purposes of authorizing and instructing the Transfer Agent to process issuances, transfers and legend removals upon instructions from TCA, or any counsel or representatives of TCA, as specifically contemplated herein.  The authorization and power of attorney granted hereby is coupled with an interest and is irrevocable so long as any obligations of the Company under this Amendment or any other Transaction Documents remain outstanding, and so long as TCA owns or has the right to receive, any shares of the Company’s Common Stock hereunder or under any other Transaction Documents.  In this regard, the Company hereby confirms to the Transfer Agent and the TCA that it can NOT and will NOT give instructions, including stop orders or otherwise, inconsistent with the terms of this Amendment with regard to the matters contemplated herein, and that the TCA shall have the absolute right to provide a copy of this Amendment to the Transfer Agent as evidence of the Company’s irrevocable authority for TCA and Transfer Agent to process issuances, transfers and legend removals upon instructions from TCA, or any counsel or representatives of TCA, as specifically contemplated herein, without any further instructions, orders or confirmations from the Company.

(e) Injunction and Specific Performance.  The Company specifically acknowledges and agrees that in the event of a breach or threatened breach by the Company of any provision of this Section 19(e), TCA will be irreparably damaged and that damages at law would be an inadequate remedy if this Amendment was not specifically enforced.  Therefore, in the event of a breach or threatened breach of any provision of this Section 19(e) by the Company, TCA shall be entitled to obtain, in addition to all other rights or remedies TCA may have, at law or in equity, an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for specific performance of the provisions of this Section 19(e).

(f) Rule 144.  With a view to making available to TCA the benefits of Rule 144 under the Securities Act of 1933, as amended (“Rule 144”), or any similar rule or regulation of the SEC that may at any time permit TCA to sell the Amendment Fee Shares or other shares of Common Stock issuable to TCA under any Transaction Documents to the public without registration, the Company represents and warrants that: (i) the Company is, and has been for a period of at least ninety (90) days immediately preceding the date hereof, subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (ii) the Company has filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve (12) months preceding the Effective Date (or for such shorter period that the Company was required to file such reports); and (iii) the Company is not an issuer defined as a “Shell Company” (as hereinafter defined).  For the purposes hereof, the term “Shell Company” shall mean an issuer that meets that description defined under Rule 144.  In addition, so long as TCA owns, legally or beneficially, any securities of the Company, the Company shall, at its sole expense:

(i) Make, keep and ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144, is publicly available;

(ii) furnish to TCA, promptly upon reasonable request: (A) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act, and the Exchange Act; and (b) such other information as may be reasonably requested by TCA to permit TCA to sell any of the Amendment Fee Shares or other shares of Common Stock acquired hereunder or under and other Transaction Documents pursuant to Rule 144, without limitation or restriction; and

(iii) promptly at the request of TCA, give the Transfer Agent instructions to the effect that, upon the Transfer Agent’s receipt from TCA of a certificate (a “Rule 144 Certificate”) certifying that TCA’s holding period (as determined in accordance with the provisions of Rule 144) for any portion of the Amendment Fee Shares or shares of Common Stock which TCA proposes to sell (or any portion of such shares which TCA is not presently selling, but for which TCA desires to remove any restrictive legends applicable thereto) (the “Securities Being Sold”) is not less than six (6) months, and receipt by the Transfer Agent of the “Rule 144 Opinion” (as hereinafter defined) from the Company its counsel (or from TCA and its counsel as permitted below), the Transfer Agent is to effect the transfer (or issuance of a new certificate without restrictive legends, if applicable) of the Securities Being Sold and issue to TCA or transferee(s) thereof one or more stock certificates representing the transferred (or re-issued) Securities Being Sold without any restrictive legend and without recording any restrictions on the transferability of such shares on the Transfer Agent’s books and records.  In this regard, upon TCA’s request, the Company shall have an affirmative obligation to cause its counsel to promptly issue to the Transfer Agent a legal opinion providing that, based on the Rule 144 Certificate, the Securities Being Sold may be sold pursuant to the provisions of Rule 144, even in the absence of an effective registration statement, or re-issued without any restrictive legends pursuant to the provisions of Rule 144, even in the absence of an effective registration statement (the “Rule 144 Opinion”). If the Transfer Agent requires any additional documentation in connection with any proposed transfer (or re-issuance) by TCA of any Securities Being Sold, the Company shall promptly deliver or cause to be delivered to the Transfer Agent or to any other Person, all such additional documentation as may be necessary to effectuate the transfer (or re-issuance) of the Securities Being Sold and the issuance of an unlegended certificate to TCA or any transferee thereof, all at the Company’s expense.  Any and all fees, charges or expenses, including, without limitation, attorneys’ fees and costs, incurred by TCA in connection with issuance of any such shares, or the removal of any restrictive legends thereon, or the transfer of any such shares to any assignee of TCA, shall be paid by the Company, and if not paid by the Company, TCA may, but shall not be required to, pay any such fees, charges or expenses, and the amount thereof, together with interest thereon at the highest non-usurious rate permitted by law, from the date of outlay, until paid in full, shall be due and payable by the Company to TCA immediately upon demand therefor, and all such amounts advanced by TCA shall be additional obligations due under the Amended and Restated Note and secured under the Transaction Documents.  In the event that the Company and/or its counsel refuses or fails for any reason to render the Rule 144 Opinion or any other documents, certificates or instructions required to effectuate the transfer (or re-issuance) of the Securities Being Sold and the issuance of an unlegended certificate to TCA or any transferee thereof, then: (A) to the extent the Securities Being Sold could be lawfully transferred (or re-issued) without restrictions under applicable laws, the Company’s failure to promptly provide the Rule 144 Opinion or any other documents, certificates or instructions required to effectuate the transfer (or re-issuance) of the Securities Being Sold and the issuance of an unlegended certificate to TCA or any transferee thereof shall be an immediate event of default under this Amendment and all other Transaction Documents; and (B) the Company hereby agrees and acknowledges that TCA is hereby irrevocably and expressly authorized to have counsel to TCA render any and all opinions and other certificates or instruments which may be required for purposes of effectuating the transfer (or re-issuance) of the Securities Being Sold and the issuance of an unlegended certificate to TCA or any transferee thereof, and the Company hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Company, transfer or re-issue any such Securities Being Sold as instructed by TCA and its counsel.

20. Governing Law.  Notwithstanding anything contained in any of the Transaction Documents to the contrary, the Company irrevocably agrees that any dispute arising under, relating to, or in connection with, directly or indirectly, any of the Transaction Documents or related to any matter which is the subject of or incidental to any of the Transaction Documents (whether or not such claim is based upon breach of contract or tort) shall be subject to the exclusive jurisdiction and venue of the state and/or federal courts located in Broward County, Florida.  This provision  is intended to be a “mandatory” forum selection clause and governed by and interpreted consistent with Florida law.  The Company hereby consents to the exclusive jurisdiction and venue of any state or federal court having its situs in said county, and each waives any objection based on forum non conveniens. The Company hereby waives personal service of any and all process and consents that all such service of process may be made by certified mail, return receipt requested, directed to the Company, as applicable, as set forth herein or in the manner provided by applicable statute, law, rule of court or otherwise.  Except for the foregoing mandatory forum selection clause, notwithstanding anything contained in any of the Transaction Documents to the contrary, all terms and provisions hereof and the rights and obligations of the Company and TCA under any of the Transaction Documents shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without reference to conflict of laws principles.

21. CEF Advances.  The Company hereby agrees that in addition to the payments required to be made under the Amended and Restated Note, for each Advance taken by the Company under the CEF, fifty percent (50%) of any net proceeds otherwise payable to the Company from any sale of its Common Stock under the CEF shall be retained by TCA and applied to sums due under the Amended and Restated Note, in accordance with the terms and provisions of the Amended and Restated Note.

22. Additional Equity.  In the event the Company at any time raises funds through the sale of any of its Common Stock, or any security convertible into or exchangeable into Common Stock, for an aggregate total of $50,000.00 or more, then fifty percent (50%) of such funds raised shall immediately and automatically be payable to TCA towards sums due and payable under the Amended and Restated Note; provided, however, the Company shall notify TCA, in writing, of all such fund raises, including all fund raises for less than $50,000.00, each time such a fund raise is closed.

[Signatures on the following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

COMPANY:

PURAMED BIOSCIENCE, INC., a Minnesota corporation

By:
Name:
Title:
Date:

TCA:

TCA GLOBAL CREDIT MASTER FUND, LP

By: TCA Global Credit Fund GP, Ltd.,
Its general partner

By:
Robert Press, Director
Date: